SEC Standardized Total Returns -- Class A Shares

Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual

Total Return = ((ERV / P) 1/n ) - 1

      Total Return = ((ERV - P) / P


WHERE: ERV = Ending redeemable value of a hypothetical $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period thereof.)

                  P = a hypothetical initial investment of $1,000

                  N = number of years

The following table lists the information used to calculate the standardized average annual total return and total return for First Investors Fund for Income, Inc. (Class A shares) as of December 31, 1997.

--------------------------------------------------------------------------------
                                                 AVE. ANNUAL TOTAL  TOTAL RETURN
                 ERV         P           N             RETURN
--------------------------------------------------------------------------------
1 year:      $1,054.90    $1,000.00     1.00             5.49%           5.49%
5 years:     $1,685.10    $1,000.00     5.00            11.00%          68.51%
10 years:    $2,440.10    $1,000.00    10.00             9.33%         144.01%
--------------------------------------------------------------------------------

NAV Only Total Returns -- Class A Shares

Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual

Total Return = ((ERV / P) 1/n ) - 1

      Total Return = ((ERV - P) / P


WHERE: ERV = Ending redeemable value of a hypothetical $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period thereof.)

                  P = a hypothetical initial investment of $1,000

                  N = number of years

The following table lists the information used to calculate the standardized average annual total return and total return for First Investors Fund for Income, Inc. (Class A shares) as of December 31, 1997.

--------------------------------------------------------------------------------
                                           AVE. ANNUAL TOTAL     TOTAL RETURN
                ERV         P         N          RETURN
--------------------------------------------------------------------------------
1 year:     $1,126.20    $1,000.00   1.00         12.62%             12.62%
5 years:    $1,797.80    $1,000.00   5.00         12.45%             79.78%
10 years:   $2,601.00    $1,000.00  10.00         10.03%            160.10%
--------------------------------------------------------------------------------

SEC Standardized Total Returns -- Class B Shares

Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual

Total Return = ((ERV / P) 1/n ) - 1

         Total Return = ((ERV - P) / P


WHERE: ERV = Ending redeemable value of a hypothetical $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period thereof.)

                  P = a hypothetical initial investment of $1,000

                  N = number of years

The following table lists the information used to calculate the standardized average annual total return and total return for First Investors Fund for Income, Inc. (Class B shares) as of December 31, 1997.

--------------------------------------------------------------------------------
                                                AVE. ANNUAL TOTAL  TOTAL RETURN
                      ERV         P        N          RETURN
--------------------------------------------------------------------------------
1 year:           $1,079.50    $1,000.00  1.00          7.95%           7.95%
Life of fund:     $1,449.50    $1,000.00  2.97         13.32%          44.95%
--------------------------------------------------------------------------------

NAV Only Total Returns -- Class B Shares

Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual

Total Return = ((ERV / P) 1/n ) - 1

         Total Return = ((ERV - P) / P


WHERE: ERV = Ending redeemable value of a hypothetical $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period thereof.)

                  P = a hypothetical initial investment of $1,000

                  N = number of years

The following table lists the information used to calculate the standardized average annual total return and total return for First Investors Fund for Income, Inc. (Class B shares) as of December 31, 1997.

--------------------------------------------------------------------------------
                                             AVE. ANNUAL TOTAL   TOTAL RETURN
                     ERV       P        N          RETURN
--------------------------------------------------------------------------------
1 year:          $1,119.50  $1,000.00  1.00         11.95%           11.95%
Life of fund:    $1,479.50  $1,000.00  2.97         14.11%           47.95%
--------------------------------------------------------------------------------

Distribution yields for First Investor's Funds are calculated using the following formula:

                  Yield = (a/b)

Where:

         a = dividends declared during the last 12 months.

         b = Net asset value per share on the last day of the period.

The following is a list of the information used to calculate the distribution yield for First Investors Fund For Income, Inc. (Class B shares) as of December 31, 1997.

                                                Distribution
                 a                b                Yield
                 -                -                ------
               $.351            $4.42              7.94%

Distribution yields for First Investor's Funds are calculated using the following formula:

                  Yield = (a/b)

Where:

         a = dividends declared during the last 12 months.

         b = Maximum offering price per share on the last day of the period.

The following is a list of the information used to calculate the distribution yield for First Investors Fund For Income, Inc. (Class A shares) as of December 31, 1997.

                                                Distribution
                 a                b                Yield
                 -                -                ------
               $.378            $4.73              7.99%

Distribution yields for First Investor's Funds are calculated using the following formula:

                  Yield = (a/b)

Where:

         a = dividends declared during the last 12 months.

         b = Net asset value per share on the last day of the period.

The following is a list of the information used to calculate the distribution yield for First Investors Fund For Income, Inc. (Class A shares) as of December 31, 1997.

                                                Distribution
                 a                b                Yield
                 -                -                ------
               $.378            $4.43              8.53%

Yields for First Investor's Funds are calculated using the following formula:

2(((((a-b) + ((cd)-e))+1)-)-1)

Where:


         a = dividends and interest earned during the 30 day period.

         b = expenses accrued for the period (net of reimbursements).

         c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

         d = the maximum offering price per share on the last day of the period.

         e = undeclared earned income.


The following is a list of the information used to calculate the for First Investors Fund For Income, Inc. (Class A shares) as of December 31, 1997.


     a            b             c              d             e         Yield
     -            -             -              -             -         -----
$3,058,313    $409,945      98,719,809       $4.73         $.00        6.91%

Yields for First Investor's Funds are calculated using the following formula:

2(((((a-b) + ((cd)-e))+1)-)-1)

Where:


         a = dividends and interest earned during the 30 day period.

         b = expenses accrued for the period (net of reimbursements).

         c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

         d = the maximum offering price per share on the last day of the period.

         e = undeclared earned income.


The following is a list of the information used to calculate the for First Investors Fund For Income, Inc. (Class B shares) as of December 31, 1997.


    a              b            c               d            e          Yield
    -              -            -               -            -          -----
 $39,782        $8,534      1,285,930         $4.42        $.00         6.68%